EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-106151, 333-106152, 333-106153, 333-114377 and 333-49810) on Form S-8 and
(Nos.  333-110090,  333-111092 and  333-122043)  on Form S-3 of Tarrant  Apparel
Group of our report, dated March 15, 2006, relating to our audit of the consolidated financials statements, and the financial statement schedule, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report Form 10-K of Tarrant Apparel Group for the year ended December 31, 2005.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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Los Angeles, California
March 30, 2006